UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2018

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 251-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2018, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicell, Inc. (the “Company”), the Committee approved 2018 annualized base salaries for the Company’s executive officers as set forth in the table below.  The annualized base salaries are effective as of June 25, 2018.

Name	Title	2018 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$700,000
Dan S. Johnston	Executive Vice President and Chief Legal & Administrative Officer	$330,000
Peter J. Kuipers	Executive Vice President and Chief Financial Officer	$425,000
Nhat H. Ngo	Executive Vice President, Marketing, Strategy and Business Development	$365,000
Scott P. Seidelmann(1)	Executive Vice President and Chief Commercial Officer	$400,000
Robin G. Seim	President, Global Automation and Medication Adherence	$445,000
Jorge R. Taborga	Executive Vice President, Engineering and Integration Management Office	$312,000
______________________

(1)	Mr. Seidelmann joined the Company on April 2, 2018 and therefore the Committee determined not to change Mr. Seidelmann’s annualized base salary then in effect at the June 5, 2018 Committee meeting.

Item 9.01.  Financial Statements and Exhibits.
(d)                                 Exhibits.

Exhibit Number	Description
10.1	2018 Executive Officer Annualized Base Salaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: June 6, 2018	By:	/s/ Peter J. Kuipers
Peter J. Kuipers
Executive Vice President and Chief Financial Officer

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